Exhibit 2.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated November 15, 2024 (the “Effective Date”), is made and entered into by and among Foley RV Centers, LLC, a Minnesota limited liability company, Camping World RV Sales, LLC, a Minnesota limited liability company, Olinger RV Centers, LLC, a Minnesota limited liability company, Arizona RV Centers, LLC, a Minnesota limited liability company, and Shipp’s RV Centers, LLC, a Minnesota limited liability company (collectively, “Buyers”, and each a “Buyer”), solely for purposes of Section 6.10, CWGS Ventures, LLC, a Delaware limited liability company (“CW Investor”), Lazydays RV of Surprise, LLC, a Delaware limited liability company, Lazydays RV of Wisconsin, LLC, a Delaware limited liability company, LDRV of Nashville, LLC, a Delaware limited liability company, Lazydays RV of Elkhart, LLC, a Delaware limited liability company, Lazydays RV of Iowa, LLC, a Delaware limited liability company, and Lazydays RV of Oregon, LLC, a Delaware limited liability company (collectively, “Sellers”, and each a “Seller”), and Lazydays Holdings, Inc., a Delaware corporation (“Seller Guarantor”).

RECITALS

WHEREAS, Sellers operate a business of selling and servicing recreational vehicles and trailers (“RVs”) from the real estate located at the facilities listed on Exhibit A (the “Assumed Facilities” and each an “Assumed Facility”);

WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers all of the assets contributing to the operation of Sellers’ recreational vehicle sales and service business operated out of the Assumed Facilities (the “Business”);

WHEREAS, Sellers and Manufacturers and Traders Trust Company are parties to a Second Amended and Restated Credit Agreement dated as of February 21, 2023, as amended, governing Sellers’ floor plan credit facility (“Floor Plan Credit Facility”) which Sellers use to finance substantially all of their new and certain of their used recreational vehicle inventory; and

WHEREAS, certain affiliates of Sellers and Coliseum Loan Holdings I, LLC are parties to a loan agreement, and certain affiliates of Sellers and First Horizon Bank are parties to a loan agreement, in each case pursuant to which certain Owned Real Property is mortgaged (together with the Floor Plan Credit Facility, the “Loans”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Purchase and Sale of Assets.

1.1. Recitals; Intent of the Parties. The parties hereto hereby incorporate the Recitals set forth above into this Agreement and agree and acknowledge that the Recitals form a material part of this Agreement. It is the intention of the parties that Buyer will acquire certain assets of Sellers used in the Business pursuant to the terms and conditions of this Agreement, including the goodwill of Sellers pertaining to the Business.

1.2. Agreement of Sale and Purchase. At each Closing (as defined below), and upon the terms and subject to the conditions set forth in this agreement, Sellers shall sell, assign, transfer and convey to Buyer, and Buyer, or an affiliate thereof, shall purchase and acquire from Sellers, free and clear of all liens and encumbrances, all of the assets of Sellers used or useable in the Business, including, without limitation, (a) all of Sellers’ new and used RV inventory for use in the Business (“RV Inventory”) including RVs in transit; (b) all parts and accessories, including parts and accessories in transit; (c) all furniture, fixtures and equipment; (d) all goodwill, brand and franchise rights with respect to each Assumed Facility; (e) the intangible assets (including all goodwill of the Business), records, customer lists, rebates, refunds relating to the RV Inventory and all other intangible assets used or useable in connection with or related to the Business; (f) the agreements set forth on Schedule 1.2 (the “Assumed Agreements”); (g) all outstanding purchase orders executed by customers of the Business for which the applicable RV or trailer has not been delivered to the customer as of the applicable Closing Date, including advances and deposits (collectively “Purchase Orders”); (h) all rights relating to works for maintenance, repair or replacements for customers of the Business which are in process and not completed as of the applicable Closing (the “WIP”); and (i) all prepaid expenses, credits, advance payments, security, refunds, rights of recovery, rights of set-off, rights of recoupment, and deposits with respect to the Business (“Prepaid Expenses”) (collectively, the “Purchased Assets”); provided, that the Purchased Assets shall not include any Excluded Assets.

1.3. Excluded Assets. Notwithstanding Section 1.2 hereof, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”): (a) cash; (b) cash equivalents (e.g., gift cards); (c) accounts receivable, including, without limitation, contracts in transit; (d) chargebacks; (e) all trade names, trademarks, software, applications, code, websites, domain names, and all other intellectual property; (f) Sellers’ dealer agreements (the “Dealer Agreements”) and all agreements relating to dealer management systems (“DMS”); (g) all Company Benefit Plans; (h) the limited liability company name, the limited liability company seals, organizational documents, minute books, equity books, tax returns or other records having to do exclusively with the limited liability company organization of Sellers, and any other books and records which Sellers are prohibited from disclosing or transferring to Buyer under applicable law and are required by applicable law to retain; (i) all employee personnel records and other records that Sellers are required by law to retain in their possession; (j) all correspondence or records of Sellers unrelated to the Purchased Assets or Assumed Liabilities that constitute attorney-client privileged communications; (k) the express rights of Sellers under this Agreement; (l) all rights to any action, suit or claim of any nature arising prior to the applicable Closing Date available to or being pursued by Sellers that are unrelated to the Business, whether arising by way of counterclaim or otherwise; (m) all insurance policies of Sellers and all rights to applicable claims and proceeds thereunder for claims arising prior to the applicable Closing Date; (n) server(s) containing any Seller’s DMS; (o) all other assets and operations of Sellers with respect to the other dealerships owned and operated by the Sellers (other than the Business); and (p) those certain assets of the Sellers set forth on Schedule 1.3, which shall be retained by Sellers.

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1.4. Assumption of Assumed Liabilities; Exclusion of Other Liabilities. Except for liabilities (a) in respect of deposits, (b) in respect of the Assumed Agreements, (c) relating to the WIP, (d) for commitments made by a Seller to a customer of the Business in good faith and in the ordinary course of business of such Seller on commercially reasonably terms to deliver to the customer additional products or services which were not available or which were not delivered at the time of the sale to such customer to the extent required to be delivered after the applicable Closing (“We Owes”) or (e) as set forth on Schedule 1.4 (the liabilities in (a) – (e), collectively, the “Assumed Liabilities”), which Buyer shall assume at the applicable Closing and perform from and after the applicable Closing, neither Buyer nor any of its affiliates are assuming and shall not be obligated or liable for any other liabilities, obligations, contracts, or commitments of Sellers not explicitly set forth in this Section 1.4. Buyer shall pay, perform, and discharge the Assumed Liabilities but only to the extent that such Assumed Liabilities are required to be performed after the applicable Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Sellers on or prior to the applicable Closing. If Buyer or any of its affiliates incurs or becomes liable for any other expense, liability, obligation, contract, or commitment of Sellers that Buyer did not expressly assume under this Agreement, Buyer shall be entitled to full and complete indemnification from Sellers in accordance with Section 10.

2. Closing.

2.1. Closing Date. The consummation of the purchase and sale of the Purchased Assets shall take place via electronic exchange of signatures in a series of closings (each a “Closing”) no later than three (3) business days after all conditions to the applicable Closing set forth in Section 7 have been satisfied or waived (each date on which a Closing occurs, a “Closing Date”). A Closing shall be deemed to be effective as of 11:59 p.m. Eastern Time on the applicable Closing Date..

2.2. Closing Deliverables. On each Closing Date, the following shall occur:

(a) Conditions Precedent. Unless waived by the applicable party, all of the conditions set forth in Section 7.1 and Section 7.2, as applicable, shall be satisfied.

(b) Payments. Buyer will pay the Closing Payment (as defined below) in accordance with Section 3.2.

(c) Conveyance Documents. Sellers shall execute and deliver to Buyer such bills of sale, assignments, endorsements, authorizations, and other instruments of transfer as requested by and in a form reasonably acceptable to Buyer to vest in Buyer good and valid title to the applicable Purchased Assets. At the direction of Buyer, the closing documents shall be in the name of one of the parties that comprise the Buyer and as designated by Buyer in its discretion.

(d) Closing Certificate. Sellers and Seller Guarantor shall execute and deliver to Buyer a closing certificate, in a form acceptable to Buyer, certifying that the conditions in Section 7.1(a) have been satisfied.

Buyer and Sellers shall cooperate in good faith to cause the Closing or a series of Closings to occur in accordance with this Agreement. Buyer and Sellers acknowledge the complexity of releasing the encumbrances on the Purchased Assets and agree that the parties will cooperate to determine the optimal process to accomplish the foregoing. In accordance with Section 2.1, the parties hereto acknowledge and agree that the closing of the transactions contemplated by this Agreement may occur in multiple segregated closings applicable to each of the Assumed Facilities and the Purchased Assets located therein, and the Funds Flow Memorandum or Funds Flow Memoranda, as the case may be, shall be developed and applied to the Closing of the applicable Assumed Facilities and the applicable Purchased Assets, as the case may be. Accordingly, any time prior to a Closing, Buyer may assign its rights under this Agreement to an affiliate with respect to the acquisition of the Purchased Assets located at an Assumed Facility or Assumed Facilities and the parties hereto agree to be bound to such an assignment and shall ratify the enforceability of this Agreement to such an assignment and the balance of the Purchased Assets shall be conveyed in a subsequent Closing and pursuant to further assignments.

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3. Consideration and Payment Terms.

3.1. Purchase Price. The purchase price for the Purchased Assets (the “Purchase Price”) shall be the amount listed on Exhibit A as “Base Purchase Price for Dealership Assets,” as adjusted pursuant to Exhibit A, if applicable (the “Base Purchase Price”), plus the value of the RV Inventory (the “Inventory Amount”), plus the aggregate amount of WIP at cost, as audited and approved by Buyer, minus the applicable cost of the We Owes attributable to an applicable Closing (the “We Owes Amount”). The Inventory Amount shall each be calculated in accordance with the applicable methodology set forth on Schedule 3.1. The portion of the Base Purchase Price allocated to the assets at each Assumed Facility, together with the purchase price for each piece of Owned Real Property being sold pursuant to the REPA, is set forth on Exhibit A. The Purchased Assets shall be conveyed to Buyer free and clear of all liens and encumbrances and Buyer may, as necessary, pay portions of the Purchase Price directly to creditors in accordance with the terms of the Payoff Letters (defined below) to accomplish the foregoing.

3.2. Payment of Purchase Price. At each Closing, a portion of the Purchase Price shall be paid as follows (the “Closing Payment”):

(a) on behalf of Sellers, Buyer shall pay the amount specified in the applicable Payoff Letters to the applicable lenders and creditors in accordance with the terms of the Payoff Letters;

(b) if applicable, all taxes that Buyer is required to deduct and withhold under any provision of applicable tax law; provided, however, that Buyer shall (i) provide advance notice to Sellers of any such withholding, and (ii) reasonably cooperate with Sellers to lawfully minimize the amount of such withholding; and provided, further, that to extent remitted to the applicable taxing authority and reported to Sellers, such withheld amounts shall be treated as delivered to Sellers hereunder; and

(c) the remaining portion of the Closing Payment to Sellers by wire transfer of immediately available funds into an account or accounts designated in writing by Sellers to Buyer no later than three (3) business days prior to the applicable Closing.

Notwithstanding anything to the contrary contained herein, all Closing Payments shall be paid by Buyer in accordance with a funds flow memorandum (the “Funds Flow Memorandum”) mutually agreed to by the parties hereto three (3) business days in advance of the applicable Closing. For the avoidance of doubt, an illustrative version of the Funds Flow Memorandum is set forth on Exhibit B hereto.

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3.3. Assignment of Value. Within thirty (30) days after the applicable Closing Date, Buyer shall prepare and deliver to Seller a draft allocation of the purchase price consideration (as computed for federal income tax purposes) among the Purchased Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”). Each such allocation shall (i) take into account the Base Purchase Price for Dealership Assets and Purchase Price for Owned Real Property as set forth on Exhibit A, (ii) value RV Inventory as computed in accordance with Schedule 3.1, and (iii) value all fixed assets other than real property at Book Value (as defined below). Seller shall have twenty (20) days to review and provide proposed revisions to Buyer, and Seller and Buyer shall negotiate in good faith to resolve any differences. If Seller and Buyer are unable to agree on the allocation within twenty (20) days after delivery of the Seller’s proposed revisions, the dispute shall be submitted to an independent nationally recognized accounting firm selected by Seller and Buyer. Such allocation, as so finalized, shall constitute the “Purchase Price Allocation” and shall therefore be adjusted for subsequent adjustments to the Purchase Price. The parties hereto shall utilize the Purchase Price Allocation for all tax reporting purposes, and if any state or federal taxing authority challenges the Purchase Price Allocation, Buyer and Sellers shall cooperate in good faith in responding to such challenge and each party shall give prompt written notice to the other party of any such challenge. The Purchase Price Allocation shall be reflected on Internal Revenue Service (“IRS”) Form 8594, which completed form Buyer and Sellers shall file separately with the IRS pursuant to the requirements of Section 1060 of the Code. For purposes of this Section 3.3, “Book Value” of an asset means the book value of such asset as shown on the applicable Seller’s financial accounting books and records as carried forward to the Closing Date in a manner consistent with such Seller’s past practices.

3.4. Third Party Consents. To the extent that Sellers’ rights under any Assumed Agreements may not be assigned to Buyer without the consent of another person which has not been obtained, (a) this Agreement shall not constitute an agreement to assign such Assumed Agreement if an attempted assignment would constitute a breach thereof or be unlawful, and (b) Sellers and Buyer shall use their respective best efforts to obtain any such required consents as promptly as possible; provided that Sellers shall have no obligation to incur more than de minimis expenses in connection therewith. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Assumed Agreement in question so that Buyer would not in effect acquire the benefit of all such Assumed Agreement, Sellers, to the maximum extent permitted by applicable law and the Assumed Agreement, shall act after the applicable Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by applicable law and the Assumed Agreement, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

4. Representations and Warranties of Sellers and Seller Guarantor. The representations and warranties in this Section 4 are subject to exceptions as set forth in disclosure schedules (the “Schedules”). Sellers and Buyer agree that this Agreement is being executed and delivered prior to the delivery and review of the Schedules.

In addition to the foregoing, if between the Effective Date and the applicable Closing Date, any event arises relating to the Purchased Assets or the Business which either Sellers or Seller Guarantor, as applicable, reasonably determine would constitute a Material Adverse Effect on the ability of the Sellers or the Seller Guarantor to consummate the transactions contemplated by this Agreement, the Sellers or the Seller Guarantor, as applicable, shall promptly notify Buyer.

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Sellers and Seller Guarantor, jointly and severally, represent and warrant to Buyer that each of the following representations and warranties are true and correct on the date hereof (as modified by the Schedules) and will be true and correct as of the Closing Date, except as set forth on the Schedules:

4.1. Organization and Standing; Authorization; Binding Agreement. Sellers are duly organized, validly existing and in good standing under the laws of the State of Delaware and have the requisite power and authority to own or lease their respective properties and assets and to conduct the Business as it is now being conducted. Sellers have the requisite power and authority and have taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions and to perform their obligations under this Agreement. This Agreement and each of the instruments, documents and agreements to be delivered pursuant hereto have been duly authorized, executed and delivered by Sellers, and constitute legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other applicable laws and by general principles of equity (whether applied in a proceeding at law or in equity).

4.2. Noncontravention. Other than as set forth on Schedule 4.2 of the Schedules, the execution and delivery of this Agreement by Sellers do not, and the consummation of the transactions hereunder and compliance with the provisions hereof will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of notice, termination, cancellation or acceleration of any obligation or to the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance on any of the Purchased Assets, under any provisions of: (a) the organizational documents of Sellers; (b) any contract to which any Seller is a party; (c) any loan or credit agreement, note, bond, mortgage, indenture, instrument, permit, concession, or license to which any Seller or Seller Guarantor is a party relating to the Business or the Purchased Assets; or (d) any law applicable to Sellers, Seller Guarantor, the Business or the Purchased Assets.

4.3. Consents or Approvals Required. Except as set forth on Schedule 4.3 of the Schedules, no filing with, or consent or approval of, any third party is required or necessary for Sellers to affect the sale, transfer, or assignment of the Purchased Assets.

4.4. Title to and Sufficiency of Assets.

(a) Other than the Excluded Assets, the Purchased Assets (i) constitute all of the personal property which are used or held for use in the conduct, administration and support of the Business in the ordinary course and (ii) are sufficient to conduct the Business after the final Closing in substantially the same manner in which it is conducted on the date hereof and as of immediately prior to the first Closing and has been conducted at all times in the last eighteen months prior to the first Closing in all material respects. Sellers have good and valid title to all of the Purchased Assets, and, except as set forth on Schedule 4.4 of the Schedules, the Purchased Assets are free and clear of all charges, liens, commitments, claims, restrictions, leases or encumbrances of every kind and nature.

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(b) The Purchased Assets are (i) of good and merchantable quality without any material damage thereto and (ii) usable, saleable and in a condition sufficient for Buyer to operate the Business consistent with how Sellers have operated the Business prior to the applicable Closing. None of the Excluded Assets are material to the Business.

4.5. No Violations. Except set forth on Schedule 4.5 of the Schedules, neither Sellers nor Seller Guarantor have received any notice (written or otherwise) relating to the Purchased Assets or the Business which has or, with the giving of notice or lapse of time, would reasonably be expected to materially affect Buyer or the Purchased Assets after the applicable Closing.

4.6. Real Property.

(a) Schedule 4.6(a) of the Schedules sets forth a complete and correct list of all real property owned by affiliates of Sellers on which the Assumed Facilities are located (the “Owned Real Property”).

(b) Schedule 4.6(b) of the Schedules sets forth a complete and correct list of all leases and subleases under which the Sellers lease real property (either as a tenant, subtenant, or lessor) in connection with the Assumed Facilities and the Business (the “Leases”). During the Inspection Period (as defined below), Sellers shall have delivered to Buyer (i) true and complete copies of all Leases and all amendments and related correspondence material to the terms of the Leases, and (ii) the true and correct street address for real property subject to the Leases (the “Leased Real Property” and together with the Owned Real Property, the “Real Property”) and the current name and complete contact information for each landlord. The use of the Leased Real Property by each applicable Seller is in compliance in all material respects with all applicable laws. Sellers have good and valid leasehold interest in the Leased Real Property. Each Lease is in full force and effect and each applicable Seller has valid leasehold interests in all Leased Real Property. All rents and additional rents due, to the date of this Agreement, on each such Leased Real Property have been paid. In each case, each applicable Seller has been in peaceable possession since it acquired its leasehold interests under each Leased Real Property and is not in default thereunder and there exists no default or event, occurrence, condition or act in respect of or on the part of each applicable Seller, which, with giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under any such Lease.

(c) There are no rights of first refusal, rights of first offer, repurchase rights, or any other rights of a third party to purchase, lease, or license any of the Real Property.

(d) Sellers have not received within the three (3) year period immediately prior to the Effective Date written notice of any condemnation proceedings or any land-use proceedings existing, and there are no such proceedings proposed, pending, or threatened in connection with the Real Property. Within the three (3) year period immediately prior to the Effective Date, Sellers have not received any written notice of any special assessment proceedings or other matters that would materially affect the use, occupancy or value of the Real Property. Sellers have not received any written notice within the three (3) year period immediately prior to the Effective Date of any matter that would materially affect the use of the Real Property for commercial purposes, including, without limitation (i) any judicial or administrative action or a violation of applicable law, or (ii) any action or claim by adjacent landowners.

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4.7. Indebtedness and Liens. Schedule 4.7 of the Schedules sets forth all indebtedness of Sellers, contingent or otherwise, relating to the Purchased Assets and all liens and security interests encumbering the Purchased Assets.

4.8. Profit and Loss Statements. Schedule 4.8 of the Schedules sets forth individual profit and loss statements for each of the Assumed Facilities for the fiscal years ended December 31, 2021, December 31, 2022 and December 31, 2023 and for each complete month ending October 31, 2024 and as updated each up to the final Closing of the transactions contemplated hereunder (collectively, the “Statements”). The Statements fairly, and will fairly as applicable, present, in all material respects, the financial position of Sellers as of the dates thereof and the results of its operations for the periods then ended. Prior to the applicable Closing, Sellers shall have made available to Buyer a copy of all letters from any accountants with respect to such Statements.

4.9. Compliance with Laws. Except as set forth on Schedule 4.9 of the Schedules, Sellers are not, and no Seller has been, in material violation of any law applicable to the Purchased Assets or the Business. Seller has not received any complaint or notice within three (3) years prior to the Effective Date regarding such a violation, and to Sellers’ knowledge, none is threatened, alleging that any such violation occurred. All governmental approvals, permits and licenses required to conduct the Business have been obtained and are in full force and effect and are being complied with in all material respects.

4.10. Litigation. Except for those listed on Schedule 4.10 of the Schedules, there are no actions, suits, proceedings, or investigations (including but not limited to any condemnation or similar proceeding) pending or, to Sellers’ knowledge, threatened against Sellers, the Business, or the Purchased Assets at law, in equity or otherwise, in, before, or by, any court or governmental agency or authority. Except as listed on Schedule 4.10 of the Schedules, there are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against Sellers, the Business, or the Purchased Assets. There are no pending or threatened actions, suits, proceedings, or investigations in which Sellers are asserting or are considering asserting any claims or rights that either Seller may have.

4.11. Employment Matters.

(a) Except as set forth on Schedule 4.11of the Schedules, Sellers (a) have no collective bargaining agreement, employment agreement or any incentive compensation, deferred compensation, profit sharing, or other benefit (including disability insurance, or death benefit) plan or arrangement with or for the benefit of any officer, employee or other person and (b) all employees of Sellers with respect to the Business (the “Business Employees”) are employed “at will.”

(b) Schedule 4.11 of the Schedules sets forth a complete and accurate list of the Business Employees, showing each such individual’s name, position, location (identified by city), date of hire, annual remuneration (including allowances, target bonuses and target commissions, fees, or other compensation, as applicable), full-time or part-time status, name of legal employer, status as exempt/non-exempt, retention arrangements, and visa or expiration date.

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(c) With respect to the Business Employees, Sellers are, and at all times have been, in material compliance with all laws governing the employment of labor and the engagement of other service providers, reporting to the IRS and all other governmental entities, and the paying and withholding of taxes, including but not limited to, all contractual commitments and all such laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation, reporting of compensation and benefits, and the collection and payment of income, employment and other taxes. No Seller has engaged in, authorized, or otherwise been involved in any unfair labor practice with respect to the Business Employees and past Seller employees of the Business.

(d) Sellers have, for the past three (3) years, complied in all material respects with the Workers Adjustment and Retraining Notification Act of 1989, as amended, and all applicable similar state or local laws (the “WARN Act”) with respect to the Business Employees, and, to Sellers’ knowledge, no Seller or any of their affiliates has any continuing liabilities under the WARN Act with respect to the Business.

4.12. Tax Matters. Sellers have duly filed all material federal, state, local, income, sales, use, excise, personal property and any other tax returns required to be filed by them with respect to the Business and have duly paid or made adequate provision for the payment of all material taxes with respect to the Business which have been incurred or are due and payable by them. None of the tax returns or reports of Sellers with respect to the Business are currently under examination or audit and there has been no election by any Seller to defer any such audit.

4.13. Insurance. The Business and Purchased Assets are presently insured and will be so insured from the date hereof through the applicable Closing Date under policies of public liability, business interruption, theft, fidelity, fire, extended casualty, and other forms of insurance. All insurance policies to which Sellers are a party or under which Sellers are or the Business is covered as an additional named insured or otherwise (or replacement policies therefor) are, and shall remain through the applicable Closing, in full force and effect, and Sellers have paid all premiums due and are not in default under such policies. No notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy has been received by Sellers. Sellers have not been refused insurance with respect to the Business, nor has coverage with respect to the Business been previously canceled or materially limited, by an insurer to which Sellers have applied for such insurance, or with which Sellers have held insurance, within the three (3) years preceding the Effective Date. Except as set forth on Schedule 4.13 of the Schedules, there are no, and for the last three (3) years there have not been any outstanding claims.

4.14. Conduct of Business. Except as set forth on Schedule 4.14 of the Schedules, since January 1, 2024, Sellers (i) have conducted the Business only in the ordinary course of business consistent with past practices (including, without limitation, the payment of payables and collection of receivables); (ii) have not entered into any transaction related to the Business other than in the ordinary course of business, consistent with past custom and practice; (iii) have not incurred any liability or obligation related to the Business other than in the ordinary course of business, consistent with past custom and practice; (iv) have not made or committed to make any capital expenditures related to the Business in excess of $10,000; (v) have not sold, leased or disposed of any of the Purchased Assets outside the ordinary course of business; (vi) have not paid or made any dividend or distribution of cash or property to its shareholders or officers, or any of their affiliates, (vii) increased the rate of compensation to any officers or Business Employees, other than normal increases to non-executive Business Employees in the ordinary course; and (viii) have not made any bonuses or other payments outside of current pay plans.

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4.15. Transactions with Related Parties.

(a) Schedule 4.15 of the Schedules sets forth all obligations and transactions (a) between Sellers and Sellers’ affiliates and (b) between Sellers and any officers, equityholders or Business Employees of Sellers, or any of Sellers’ affiliates. Except as set forth on Schedule 4.14 of the Schedules, no officer or director of Sellers, or any parent, child or spouse of any such person (or any trust, partnership or corporation in which any such person has or has had an interest) has, directly or indirectly, (i) any interest or involvement in any entity which sells, or furnishes to, Sellers, any goods or services; or (ii) any right to receive any payments, discounts, or rebates from any person doing business with Sellers; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation in and of itself shall not be deemed an interest in any entity for purposes of this Section 4.15. Except as set forth on Schedule 4.15 of the Schedules and with respect to the Owned Real Property, no affiliate of Sellers owns any property or right, tangible or intangible, which is used in the Business, or has any claim or cause of action against Sellers.

(b) Each transaction set forth on Schedule 4.15 of the Schedules is on terms that are consistent with the past practice of each Seller and at least as favorable to Sellers as would be available with independent third parties dealing at arms’ length. Sellers have no reason to believe (i) that any income of the Business is dependent upon or conditioned on the transactions set forth on Schedule 4.15 of the Schedules and has no reason to believe that any income source will not be available to Buyer after the applicable Closing due to lack of such transactions or (ii) that any expense of the Business is dependent upon or being borne by the transactions set forth on Schedule 4.15 of the Schedules and has no reason to believe that any new or increased expense will be required after the applicable Closing due to lack of such transaction.

4.16. Brokers and Finders. Except as set forth on Schedule 4.16 of the Schedules, neither Sellers, nor any of their representatives or agents, has incurred any liability or obligation, contingent or otherwise, for brokerage or finders’ fees, agents’ commissions or similar payments in connection with this Agreement or the transactions contemplated hereunder.

4.17. Environmental Matters. Each Seller is and has been in compliance in all material respects with all applicable Environmental Requirements relating to the Purchased Assets, the Business and each Assumed Facility. With respect to the Assumed Facilities, (a) there are no Hazardous Materials located at, in, on, under or about the Assumed Facilities that has given or would reasonably be expected to give rise to liabilities or obligations to Sellers under applicable Environmental Requirements; (b) there has been no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Materials in material violation of an Environmental Requirement from the Assumed Facilities onto or into any other property or from any other property onto or into the Assumed Facilities has occurred, which has not been remediated, or is occurring; (c) Sellers have received no notice (written or oral) of violation, lien, complaint, investigation, suit or order of any regulatory authority pursuant to an Environmental Requirement with respect to the environmental condition of the Assumed Facilities or the Purchased Assets that remains outstanding; and (d) there are no underground storage tanks located on the Assumed Facilities.

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4.17.1. “Hazardous Materials” means any material or substance that is subject to regulation under any Environmental Requirement, including polychlorinated biphenyls, petroleum, pesticides, herbicides, and asbestos. “Environmental Requirements” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Re-authorization Act of 1986, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act and the Federal Water Pollution Control Act, all as presently in effect, any regulation pursuant thereto, or any other current law, ordinance, rule regulation, order or directive relating to the protection of the environment, health and issued by the federal government or any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

4.18. Material Agreements. Schedule 4.18 of the Schedules sets forth all agreements (each, a “Material Contract”) material to the operation of the Business and the Purchased Assets. Each Material Contract is legal, valid and binding, in full force and effect, and free from material default by Sellers, as applicable, and, to Sellers’ knowledge, any other parties thereto, subject to bankruptcy, insolvency, reorganization, moratorium or other applicable laws and by general principles of equity (whether applied in a proceeding at law or in equity). To Sellers’ knowledge, there does not exist any event or condition that, with or without the lapse of time or the giving of notice, would become such a material breach or default or would cause the acceleration of any obligation thereunder. Neither Seller has waived any of its rights under any Material Contract. No party to any Material Contract has given notice to Sellers of its intention to cancel, terminate or fail to renew such Material Contract.

4.19. Construction. There are no agreements, contracts, regulations, restrictions, or other requirements that require the Assumed Facilities to be developed, opened or operated within a certain time period.

4.20. Employee Benefits.

(a) Schedule 4.20 of the Schedules contains a complete and accurate list of all material Company Benefit Plans. “Company Benefit Plans” are defined as all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any benefit given to any Business Employee by the Sellers.

(b) With respect to each Company Benefit Plan, Sellers shall have made available to Buyer prior to the applicable Closing complete and accurate copies of (i) the current plan document(s), and any amendments thereto, or a written summary thereof and (ii) the most recent determination, opinion or advisory letters for any plan intended to be qualified under Section 401(a) of the Code.

(c) Each Company Benefit Plan has been funded, established, maintained and administered in all material respects in accordance with its terms and applicable laws, including, without limitation, ERISA and the Code.

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(d) No Company Benefit Plan provides, and no Seller has any liability or obligation to provide, post-employment medical, life insurance or other welfare benefits to any former Business Employees or any dependent or beneficiary thereof, except as required by Section 4980B of the Code or COBRA or similar state insurance laws.

(e) Neither the execution and delivery of this Agreement nor the consummation of the transactions hereunder will (either alone or in combination with another event) result in, cause the accelerated vesting, funding or delivery of, increase the amount or value of, any benefit under any Company Benefit Plan or any payment to any current or former Business Employee for which Buyer could have any liability.

4.21. Privacy and Data Security.

(a) Each Seller’s processing of, and data, privacy and security practices with respect to, Personal Data in connection with the Business (as applicable) have, since January 1, 2022, complied in all material respects with all applicable Privacy Laws, Data Agreements, and Privacy Policies (collectively, the “Company Privacy Commitments”). The execution, delivery and performance of this Agreement and the transaction contemplated hereunder will not cause, constitute, or result in a material breach or violation by any Seller of any Company Privacy Commitments. All of Sellers’ public-facing websites in connection with the Business contain Privacy Policies, as applicable, in material accordance with applicable Privacy Laws.

(b) For purposes of this Section 4.21, the following definitions shall apply:

“Data Agreements” means any provision of any contract governing privacy, data protection, or information security with respect to the Processing of Personal Data in connection with the Business, to which any Seller is a party or is bound by.

“Personal Data” means information that identifies, relates to, describes, is reasonably capable of being associated with or could reasonably be linked, directly or indirectly, with a particular consumer or household or is otherwise considered personally identifiable information, personal information or personal data under applicable law.

“Privacy Laws” means any state or federal laws relating to privacy, data protection, or the Processing of Personal Data.

“Privacy Policies” means, collectively, as it relates to Personal Data Processed in connection with the Business, any and all (a) of the Sellers’ data privacy and security policies published on the Sellers websites or otherwise made available by any Seller to any end user and, (b) public representations (including representations on the any Seller’s websites).

“Process,” “Processed,” “Processing” means, any operation or set of operations that are performed on data or on sets of data, whether or not by automated means and including the use, collection, processing, analysis, storage, recording, organization, adaption, alteration, transfer (including cross-border transfer), retrieval, consultation, disclosure, dissemination or combination of such data.

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4.22. Full Disclosure. There is no fact relating specifically to the Purchased Assets which, to the Sellers’ knowledge, Sellers have not disclosed to Buyer which has had or could reasonably be expected to have a Material Adverse Effect (as defined below). No statement made in this Agreement any other certificates, documents, instruments, schedules, exhibits, written statements or other items prepared or supplied by the Sellers with respect to the transactions contemplated hereby, to the Sellers’ knowledge, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made not materially misleading

4.23. No Other Representations and Warranties. Except for the representations and warranties contained in this Section 4, none of the Sellers, Seller Guarantor, or any other person makes any other express or implied representation or warranty with respect to the transactions contemplated by this Agreement, the Business, or the businesses, operations, assets, liabilities or conditions (financial or otherwise) of the Sellers, Seller Guarantor, or any of their affiliates or representatives.

5. Representations, Warranties and Covenants of Buyer. Buyer represents and warrants to Sellers and Seller Guarantor that each of the following representations and warranties are true and correct as of the Effective Date:

5.1. Organization and Standing; Authorization; Binding Agreement. Buyer is duly organized, validly existing and in good standing under the laws of the State of Minnesota. Buyer has the requisite power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement and each of the instruments, documents and agreements to be delivered pursuant hereto have been duly authorized, executed and delivered by Buyer, and constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other applicable laws and by general principles of equity (whether applied in a proceeding at law or in equity).

5.2. No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, the organizational documents of Buyer; (ii) conflict with or result in a violation or breach of any law or governmental order; or (iii) require the consent of or notice to any person under, conflict with, result in a violation or breach of, constitute a default under, or create in any person the right to accelerate, terminate or cancel any contract to which Buyer is a party, except where the failure to obtain the consent of or to give the notice to any person, or the conflict, violation, breach, default or creation of such a right would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby prior to the Outside Date and to perform its obligations hereunder.

5.3. Brokers and Finders. Neither Buyer, nor any of its representatives or agents, has incurred any liability or obligation, contingent or otherwise, for brokerage or finders’ fees, agents’ commissions or similar payments in connection with this Agreement or the transactions contemplated hereunder.

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5.4. Independent Investigation. Buyer has conducted and will conduct its own independent investigation, review and analysis of the Business. Buyer has (i) been provided access to certain personnel, properties, assets, premises, books and records and other documents and data relating to the Business for such purpose and, based thereon, has formed an independent judgment concerning the Business, (ii) has been provided with access to such information, documents and other materials relating to the Business to enable it to form such independent judgment, (iii) has had such time as it deems necessary and appropriate to review and analyze such information, documents and other materials and (iv) has been provided an opportunity to ask questions of the Sellers with respect to such information, documents and other materials and has received satisfactory answers to such questions. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied upon its own investigation and the representations and warranties of Sellers and Seller Guarantor set forth in Section 4 (as modified by the Schedules). Buyer acknowledges and agrees that neither any Seller nor Seller Guarantor nor any other person has made any representation or warranty, express or implied, regarding the Business or this Agreement, except as expressly set forth in Section 4 (as modified by the Schedules).Without limiting the generality of the foregoing, except for the representations and warranties expressly set forth in Section 4 (as modified by the Schedules), neither any Seller nor Seller Guarantor nor any other person is making or has made any representation or warranty, express or implied, at law or in equity, including any implied warranty of merchantability or suitability, in respect of the Business’s operations or condition (financial or otherwise), the nature or extent of any liabilities, the prospects of the Business, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, presentation or slides, projections, forecasts or estimates of earnings, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) or other information (financial or otherwise) regarding the Business heretofore or hereafter furnished to Buyer or its representatives or made available to Buyer and its representatives in any management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement. In entering into this Agreement, Buyer has relied upon its own investigation and analysis and the express representations and warranties of the Sellers and Seller Guarantor set forth in Section 4 (as modified by the Schedules), and has not been induced by or relied upon any other representation, warranty or other statement, express or implied, that may have been made by any person, and Buyer expressly disclaims any such reliance.

5.5. Sufficiency of Funds. Buyer has sufficient cash or other sources of immediately available funds to enable it to pay the Purchase Price and consummate the transactions contemplated by this Agreement and to perform all of its obligations hereunder and thereunder.

5.6. No Other Representations and Warranties. Except for the representations and warranties contained in this Section 5, neither Buyer nor any other person makes any other express or implied representation or warranty with respect to the transactions contemplated by this Agreement.

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6. Interim Operations and Covenants.

6.1. Conduct of Business. From the Effective Date and until the applicable Closing Date, unless otherwise contemplated in this Agreement or consented to by Buyer or solely with respect to the Excluded Assets, Sellers shall operate the Business in the ordinary course consistent with past practice and shall promptly notify Buyer in writing (which notification shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers in this Agreement and shall not be deemed to amend or supplement the Schedules) of any fact, circumstance, event or action the existence, occurrence or taking of which (a) could reasonably be expected to become, individually or in the aggregate, a Material Adverse Effect, (b) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (c) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.1 to be satisfied:

6.2. Cooperation; Efforts of the Parties. Sellers and Seller Guarantor shall cooperate reasonably with Buyer to satisfy Buyer’s conditions precedent to the applicable Closing as set forth in Section 7.1 below, including, but not limited to, execution of documents and assignments and taking such actions as may be reasonably necessary for Buyer to obtain new dealer agreements covering the Assumed Facilities and all applicable governmental licenses, permits and approvals for the operation of recreational vehicle dealerships at the Assumed Facilities. Subject to the terms and conditions of this Agreement, from the Effective Date until the earlier of the applicable Closing or the termination of this Agreement in accordance with its terms, each party shall use commercially reasonable efforts to take such actions as are necessary to satisfy the conditions precedent to the Closing set forth in Section 7 (including satisfaction, but not waiver, of the conditions set forth in Section 7) as promptly as practicable.

6.3. Consents of Third Parties. On or prior to the applicable Closing Date, Sellers shall, with the active cooperation and participation of Buyer, use commercially reasonable efforts to obtain or cause to be obtained all required consents and approvals in form and substance reasonably satisfactory to Buyer, from: (a) all landlords, their lenders, underlying fee owners and/or other third parties which are required to be obtained as a result of the transactions contemplated hereunder and the transfer or execution, delivery and performance, as applicable, of the Leases to Buyer or an affiliate of Buyer (together with commercially reasonable estoppel certificates, subordination and non-disturbance agreements from landlord’s lenders, underlying fee owners and/or lease assignment documents that may be required by Buyer), which consents and approvals shall not impose any material changes in the terms of such Leases; and (b) all parties to any material Assigned Agreements that require consent to assign such Assigned Agreements to Buyer or an affiliate of Buyer. Any fees or costs (other than Seller’s and Buyer’s attorneys’ fees) required to be paid in connection with such consents and approvals shall be borne by Sellers.

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6.4. Inspection Period.

(a) For a period of thirty (30) days commencing on the Effective Date (the “Inspection Period”), Buyer’s and Buyer’s agent’s shall have the right to (i) inspect or cause to be inspected all aspects of the physical and environmental condition of the Assumed Facilities and Business, including, without limitation, Buyer’s sign surveys; (ii) review the due diligence materials and Schedules provided by Sellers; (iii) make inquiries and review records to determine whether the Assumed Facilities comply with all applicable zoning and land use requirements, restrictions and entitlements including applicable building codes and ordinances and obtain a zoning compliance letter from the applicable governmental agency; (iv) contact the manufacturers with which Sellers have Dealer Agreements or for which Sellers are authorized to sell and service new RVs to obtain approvals for new Dealer Agreements covering the Assumed Facilities; and (v) contact and submit the applications to the governmental agencies necessary for all applicable governmental licenses, permits and approvals for the operation of a recreational vehicle dealership at the Assumed Facilities; provided, however, that Buyer and its representatives shall conduct such activities in a manner as not to interfere unreasonably with the operations of the Business; and provided further, however, that the Sellers shall not be obligated to provide, or cause to be provided, such access or information to the extent that the Sellers determine, in their reasonable judgment, that doing so would (i) violate applicable law or a governmental order, (ii) violate a contract or obligation of confidentiality owing to any person, (iii) jeopardize the protection of an attorney-client privilege, (iv) expose the Sellers to a risk of liability or any action related to disclosure of competitively sensitive or personal information, (v) reveal bids received from third parties in connection with transactions similar to those contemplated by this Agreement and any information and analysis relating to such bids or (vi) reveal minutes of the deliberations of the board of directors or managers (or any committee thereof) of any of the Sellers or their affiliates in connection with the transactions contemplated by this Agreement, or the evaluation of possible alternatives thereto or any materials provided to such board or managers or such committee in connection therewith. Buyer shall contact Sellers and their applicable representatives to coordinate Buyer’s inspections of the Assumed Facilities. Sellers agree to provide access to Buyer and/or Buyer’s agents and representatives, at all times, to physically inspect the Assumed Facilities. Buyer shall, and shall cause its agents and representatives to, use due care in performing its inspections to reasonably avoid interfering with any Business operations conducted on the Assumed Facilities and coordinate with Sellers any entry upon the Assumed Facilities by Buyer and/or Buyer’s agents and representatives.

(b) If Buyer discovers during the Inspection Period a Material Adverse Effect, Buyer may terminate this Agreement by giving written notice to Sellers on or before the expiration date of the Inspection Period; provided, however, that Sellers shall have up to five (5) days after receipt of such a notice to seek to cure (as Buyer determines in its reasonable discretion) any such Material Adverse Effect prior to the effectiveness of such termination. Upon Buyer providing Sellers with notice of such termination, Sellers, Seller Guarantor and Buyer shall be relieved of any and all liability hereunder. As used in this Agreement, “Material Adverse Effect” means a material breach of a representation or warranty, any “Title Defect” (as defined in the REPA) or any significant event, occurrence, fact, condition or change which has a materially adverse effect on any of Seller’s title and ownership of the Purchased Assets, and Seller’s or Buyer’s ability to sell or convey, the Purchased Assets and the real estate contemplated to be sold under the REPA; provided, however, that Material Adverse Effect shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) changes in applicable laws (excepting the closing conditions of this Agreement) or accounting rules, including generally accepted accounting principles in the United States; (vi) the public announcement, pendency or completion of the transactions contemplated by this Agreement and any effect or action arising therefrom; (vii) any natural or man-made disaster or acts of God; or (viii) any event, occurrence, fact, condition or change described in filings with the Securities and Exchange Commission by Seller Guarantor or of which the Buyer is aware on or before the Effective Date.

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(c) In the event the parties determine that, prior to the conclusion of the Inspection Period, additional actions are needed not in the ordinary course of business to preserve the Business, the parties will confer and cooperate to take such action and the parties will work together to implement such action as needed, including but not limited to amending the Sellers’ operating agreements and such other actions to preserve the Business and maintain them as a going concern.

6.5. Owned Real Property. Subject to the terms and conditions of this Agreement and the REPA, simultaneously with the final Closing hereunder for the Assumed Facilities, Buyer and Sellers shall, or shall cause their affiliates to, use commercially reasonable efforts to consummate the transactions contemplated by and in accordance with the terms of that certain real estate purchase agreement (the “REPA”) executed simultaneously herewith, pursuant to which the sellers thereunder will sell, and the buyer thereunder will purchase, all right, title and interest in the Owned Real Propery.

6.6. Construction Liens. To the extent any improvements, repairs or maintenance have been made or will be made to the Real Property at the direction of or on behalf of Sellers prior to the applicable Closing which might form the basis of construction, mechanics’ or materialmen’s liens, Sellers agree to keep the Real Property, as the case may be, free from liens which might result from such work contracted by or on behalf of Sellers or, if such a lien is imposed prior to the applicable Closing, to cause any such liens to be repaid and released at the applicable Closing (including those liens existing as of the Effective Date and described on Schedule 6.6), and to indemnify, defend, protect and hold Buyer harmless from any and all such liens resulting from work contracted by or on behalf of Sellers and all attorneys’ fees and other costs incurred by reason thereof.

6.7. Notice of Violations. Sellers shall provide Buyer with copies of any notices of material violations of any law applicable to the Purchased Assets or the Business received by Sellers after the Effective Date.

6.8. HSR Act. If any filings are required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations issued thereunder, as amended (the “HSR Act”), in connection with the Closing, the parties agree to use commercially reasonable best efforts to make or to cause their applicable affiliate to make any such required filing pursuant to the HSR Act (if any) within ten (10) business days after the Effective Date. The parties will split equally the expense of the filing fee with respect to such filings under the HSR Act (if any).

6.9. Schedules. Sellers shall deliver the Schedules to Buyer within ten (10) days after the Effective Date. Sellers and Buyer shall cooperate in good faith to arrive at an agreed final version of the Schedules.

6.10. Signing Deposit; Common Stock Issuance.

6.10.1. During business hours and as soon as reasonably possible after the execution and delivery of this Agreement, CW Investor shall deliver $10,000,000 to Seller Guarantor via wire transfer of immediately available and unrestricted cash to the account designated in writing by Seller Guarantor (the “Signing Deposit”). The Signing Deposit may be used by Seller Guarantor as it determines is appropriate for working capital and general corporate purposes, including repayment of indebtedness. The parties acknowledge and agree the Signing Deposit is not a loan and there is no obligation to repay or return the Signing Deposit in any circumstance.

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6.10.2. In consideration of the receipt of the Signing Deposit, Seller Guarantor is unconditionally obligated to issue (the “Common Stock Issuance”) 9,708,737 shares (which is equal to the quotient, rounded down to the nearest whole number, of $10,000,000 divided by $1.03, the Minimum Price (as defined under Nasdaq Stock Market Rule 5635(d)) as of the execution of this Agreement) of its Common Stock (the “Shares”) to CW Investor at the final Closing.

6.10.3. In connection with such issuance:

(a) Seller Guarantor represents and warrants to CW Investor as set forth on Exhibit C-1.

(b) CW Investor represents and warrants to Seller Guarantor as set forth on Exhibit C-2.

(c) Seller Guarantor and CW Investor covenant and agree as set forth on Exhibit C-3. Such covenants and agreements are solely in respect of the Common Stock Issuance, not any other transaction contemplated by this Agreement or the REPA.

(d) Simultaneously with the execution and delivery of this Agreement, CW Investor shall deliver to Seller Guarantor a fully completed and duly executed stock registration questionnaire, accredited investor qualification questionnaire and bad actor questionnaire, in each case, in the form approved by CW Investor and Seller Guarantor.

(e) Upon the issuance of the Common Stock in accordance with Section 6.10.2, CW Investor and Seller Guarantor shall execute and deliver a registration rights agreement in the form attached as Exhibit C-4.

7. Conditions Precedent to each Closing.

7.1. Buyer’s Conditions. The obligation of Buyer to purchase the Purchased Assets and otherwise consummate the transactions contemplated by this Agreement shall be conditioned upon the following:

(a) No Misrepresentations or Breaches by Sellers and Seller Guarantor. Sellers shall have performed all of Sellers’ respective obligations hereunder to be performed by them prior to the applicable Closing Date in all material respects. Each of the representations and warranties made by Sellers and Seller Guarantor in this Agreement or in any document delivered in connection herewith shall be true and correct on the applicable Closing Date (except as would not cause a Material Adverse Effect).

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(b) Performance of Sellers at each Closing. Sellers shall have executed and delivered to Buyer all of the documents to be executed and delivered by Sellers to Buyer at the applicable Closing as contemplated herein.

(c) No Restraints. No action or proceeding shall have been filed prior to or at the applicable Closing before any court or governmental body or authority seeking to prevent the acquisition by Buyer of the Purchased Assets.

(d) Licenses and Approvals. Buyer shall have received all applicable governmental licenses, permits and approvals for the operation of a recreational vehicle dealership at the Assumed Facilities.

(e) Sales and Services Agreements. Buyer shall have entered into applicable dealer agreements with each of the manufacturers for which Sellers are authorized to sell and service new RVs manufactured by such manufacturer.

(f) Condition of Assumed Facilities. The Assumed Facilities shall be in a reasonably clean condition typical for an RV dealership.

(g) Assignment of Leases. The Leases shall have been assigned by Sellers to Buyer pursuant to a form of lease assignment and assumption agreement (the “Lease Assignment”) acceptable to Buyer and each applicable landlord.

(h) Assigned Agreements. Buyer and Sellers shall have entered into the assignment and assumption agreement for those Assumed Agreements set forth on Schedule 7.1(h) (the “Assigned Agreements”), whereby Sellers assign all right, title and interest in and to the Assigned Agreements to Buyer and Buyer assumes the obligations of Sellers under the Assigned Agreements accruing subsequent to the applicable Closing, and all consents required in connection therewith shall be obtained and delivered to Buyer.

(i) Conveyance Documents. Such other conveyance documents as Buyer deem necessary to convey all of the Purchased Assets of the Sellers as Buyer reasonably determines, including but not limited to bills of sale and any other relevant conveyance document.

(j) REPA. In connection with the final Closing with respect to an Assumed Facility, all conditions to the closing of the transactions contemplated by the REPA shall have been satisfied or waived.

(k) HSR Act. Any filings required to be made under the HSR Act in connection with the Closing shall have been made and any applicable concomitant waiting period shall have expired or approval obtained.

(l) Payoff Letters. Sellers shall have delivered to Buyer one or more payoff letters in connection with the Loans, payoff statements or equivalent documentation that is acceptable to Buyer (the “Payoff Letters”) setting forth the terms for the repayment of any indebtedness secured by the applicable Purchased Assets in an amount sufficient to cause the holder of any such indebtedness to release such liens.

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(m) Liens. All liens, security interests or other encumbrances relating to the Purchased Assets to be acquired and purchased at the applicable Closing shall have been released in full, and Sellers shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its sole discretion, of the release of such liens or encumbrances.

7.2. The obligation of Sellers to sell the Purchased Assets and otherwise consummate the transactions contemplated by this Agreement shall be conditioned upon the following:

(a) No Misrepresentation or Breaches by Buyer. Buyer shall have performed all of Buyer’s obligations hereunder to be performed prior to the applicable Closing in all material respects. Each of the representations and warranties made by Buyer in this Agreement or in any document delivered in connection herewith shall be true and correct on the applicable Closing Date.

(b) Performance of Buyer at each Closing. Buyer shall be prepared to pay the Purchase Price pursuant to Section 3 and shall have executed and delivered to Sellers all of the documents to be executed and delivered by Buyer to Sellers at the applicable Closing as contemplated herein.

(c) No Restraints. No action or proceeding shall have been filed prior to or at the applicable Closing before any court or governmental body or authority seeking to prevent the sale by Sellers of the Purchased Assets to be transferred under this Agreement to Buyer.

(d) REPA. In connection with the final Closing with respect to an Assumed Facility, all conditions to the closing of the transactions contemplated by the REPA shall have been satisfied or waived.

(e) HSR Act. Any filings required to be made under the HSR Act in connection with the Closing shall have been made and any concomitant waiting period shall have expired or approval obtained.

8. Additional Covenants.

8.1. Reserved.

8.2. Employment Matters.

(a) Prior to each Closing and upon the acceptance by a Business Employee of a conditional offer of employment with Buyer, Buyer shall have the right to conduct and complete, to the extent permitted by law, to Buyer’s satisfaction, background checks (including civil and criminal public records), reference procedures, and educational and employment verifications, with respect to such employee.

(b) The Business Employees that commence employment with Buyer or its affiliates on the applicable Closing Date are referred to herein as the “Buyer Hired Employees.” Effective as of the applicable Closing Date, Sellers shall confirm the termination by Sellers of the employment of all Buyer Hired Employees. Sellers will be responsible for the cost of all severance amounts payable to Business Employees in connection with the termination of the Business Employees’ employment with any of the Sellers in connection with the consummation of the transactions contemplated by this Agreement.

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(c) With respect to all Business Employees who are not Buyer Hired Employees, Sellers shall be responsible and liable for all compensation and benefits due to or in relation to such employees, including all salary, wages, incentive pay, health and other welfare benefits, retirement benefits, vacation and other leave (including any payment therefor due on termination of employment), holiday pay, redundancy pay, long service pay, severance pay, payments in lieu of notice, and any other payments and liabilities.

(d) Sellers shall pay to Buyer Hired Employees on the applicable Closing Date the value of all accrued but unused paid time-off or other similar benefits, bonuses, commissions, fees or other accrued or deferred compensation (including wages and salary) earned but unpaid as of the applicable Closing Date.

(e) Sellers shall take all necessary actions to provide for full vesting of all amounts credited to the account of, or accrued by, all Buyer Hired Employees under any Company Benefit Plan that is intended to be a qualified retirement plan, and shall make the matching, profit sharing, and any other employer contributions to any such plan on behalf of Buyer Hired Employees that would have been made irrespective of any end-of-year service requirements otherwise applicable to such contributions, but prorated for the portion of the plan year ending on the applicable Closing Date.

8.3. Post-Closing Agreements. The parties agree to undertake and perform the following agreements, filings, and other matters after the Closing:

(a) Cooperation and Exchange of Information. Sellers and Buyer shall furnish, or cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to respond to, complete, and process audits, to negotiate settlements with tax or other regulatory authorities, and to prosecute or defend against claims by any third party.

(b) Confidentiality. Each party for itself and its successors and assigns covenants and agrees for the benefit of the other parties that any information, including but not limited to financial statements, regarding the other parties that is in the possession of or hereafter received by a party shall be held in the strictest of confidence and not disclosed to any third party except as required by law, including but not limited to the terms and conditions of the transactions contemplated herein. Except to the extent required by applicable law or the rules of the Nasdaq Stock Market or the New York Stock Exchange, any press release or other public announcement with respect to the execution of this Agreement or the Closing, if any, shall not be issued without the written approval of Buyer’s and Sellers’ representatives; provided, however, that if any party contemplates any such press release or other public announcement to the extent required by applicable law or the rules of the New York Stock Exchange or the Nasdaq Stock Market, such party shall provide a draft to the other parties at least five business days prior to the anticipated issuance thereof and cooperate with the other parties and consider their comments in good faith.

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(c) Access to Books and Records. Sellers shall have reasonable access to Buyer’s books and records upon reasonable notice to Buyer for the sole purpose of responding to any claims made by third parties against Sellers, tax matters, or other reasonable purposes.

8.4. Payments; Checks; Remittances and Refunds. After the Closing, if a Seller or its affiliates receive any payment, refund or other amount which is attributable to, results from or is related to a Purchased Asset or is otherwise properly due and owing to Buyer in accordance with the terms of this Agreement, such Seller and its affiliates shall within ten (10) business days remit, or cause to be remitted, such amount to Buyer. Each Seller or its affiliates shall within ten (10) business days endorse and deliver to Buyer any notes, checks, negotiable instruments, letters of credit or other documents received on account of, attributable to or otherwise relating to the Purchased Assets which are properly due and owing to Buyer in accordance with the terms of this Agreement. Following the Closing, if Buyer or its affiliates receive any refund or other amount which is attributable to an Excluded Asset or an excluded liability or is otherwise properly due and owing to a Seller or its affiliates in accordance with the terms of this Agreement, Buyer shall within ten (10) business days remit, or cause to be remitted, such amount to such Seller.

8.5. Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer, it being understood that nothing in this Section 8.5 will limit or alter any of the indemnification provisions included in this Agreement.

8.6. Post-Closing Communications. In the event Buyer receives a communication (written or otherwise) that is intended for or should be addressed by Sellers, Buyer shall direct such communication to Sellers at the address set forth in Section 12.5.

9. Certain Tax Matters.

(a) All transfer, conveyance or excess taxes, stamp or other duties or governmental charges, and all recording or filing fees or similar costs, imposed or levied by reason of the transfer of the Purchased Assets (“Transfer Taxes”) shall be borne in accordance with the custom and practice of the jurisdiction where the asset is located. Buyer and Sellers shall reasonably cooperate in the preparation, execution and filing of any tax returns with respect to any Transfer Taxes, and shall reasonably cooperate to lawfully minimize such Transfer Taxes to the extent permitted by applicable law. Sellers and Buyer shall prepare and retain in their business records contemporaneous documentation of such transfers.

(b) All personal property taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a straddle period (collectively, the “Apportioned Obligations”) shall be apportioned between Sellers, on one hand, and Buyer, on the other hand, based on the number of days of the straddle period that are in the pre-closing tax period and the number of days of the straddle period that are in the post-closing tax period. Sellers shall be liable for the proportionate amount of such Apportioned Obligations apportioned to the pre-closing tax period and Buyer shall be liable for the proportionate amount of such Apportioned Obligations apportioned to the post-closing tax period. Any refund, rebate, credit, abatement or other recovery of Apportioned Obligations constituting excluded liabilities shall be for the account of the applicable Seller and shall be paid by Buyer to such Seller within ten (10) days after such refund is received or the tax return claiming such credit is filed. Any refund, rebate, credit, abatement or other recovery of Apportioned Obligations constituting assumed liabilities shall be for the account of Buyer and shall be paid by the applicable Seller to Buyer within ten (10) days after such refund is received or the tax return claiming such credit is filed. Buyer shall hereby assume and shall following the Closing pay, discharge and satisfy all installments of Apportioned Obligations due after the Closing for which it is responsible pursuant to this paragraph.

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(c) Apportioned Obligations and Transfer Taxes described in Sections 9(a) and 9(b) hereof shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. The paying party shall be entitled to reimbursement from the non-paying party. Upon payment of any Transfer Taxes and Apportioned Obligations, the paying party shall present a statement to the non-paying party setting forth the amount of the reimbursement to which the paying party is entitled together with supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of such statement.

10. Assumption of Liabilities and Indemnification.

10.1. Assumption of Liabilities. Buyer is assuming the Assumed Liabilities, and not assuming and shall not be obligated or liable for any other the liabilities, obligations, contracts or commitments of Sellers or Seller Guarantor, except as otherwise provided for herein.

10.2. Indemnification of Buyer. Sellers and Seller Guarantor, from and after Closing, do hereby agree to jointly and severally indemnify and hold harmless Buyer and its affiliates from, against and in respect of:

(a) Any and all out-of-pocket, direct losses, damages or deficiencies (“Losses”) resulting from any and all misrepresentations or breaches by Sellers or Seller Guarantor of any representation or warranty in this Agreement;

(b) Any and all Losses from the assertion against Buyer of any claim by any customer, creditor or claimant relating to an obligation or liability of Sellers or Seller Guarantor with respect to the operation, ownership, use or maintenance of the Purchased Assets prior to the Closing Date;

(c) Any breach of a covenant contained herein; and

(d) The reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments, or judgments in respect of any matter for which Buyer is indemnified under Sections 10.2(a), (b) or (c) above, including legal and accounting fees and expenses.

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10.3. Indemnification of Sellers. From and after Closing, Buyer agrees to indemnify and hold harmless each Seller and Seller Guarantor and their respective affiliates from, against and in respect of:

(a) Any and all losses, damages or deficiencies resulting from any and all misrepresentations or breaches of any warranty, covenant, provision, or term by Buyer made or contained in this Agreement;

(b) Any and all losses, damages or deficiencies resulting from the assertion against Sellers or Seller Guarantor of any claim by any customer, creditor or claimant for the liabilities or obligations arising after the Closing Date with respect to the operation, ownership, use or maintenance after the Closing Date with respect to any Purchased Asset; and

(c) The reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments, or judgments in respect of the matter for which Sellers or Seller Guarantor is indemnified under Sections 10.3(a) or (b) above, including legal and accounting fees and expenses.

10.4. Limitations on Sellers’ Indentification Obligations.

(a) The amount of any recovery by Buyer pursuant to Section 10.2 will be reduced by the amounts actually recovered by Buyer under any applicable insurance policies, contractual rights or other collateral sources and the amount of indemnification and other payments recovered or recoverable by Buyer under any applicable indemnification agreements or similar rights as a result of the facts that entitled Buyer to recover from Seller pursuant to Section 10.2. Notwithstanding anything to the contrary in this Agreement, Sellers and Seller Guarantor shall not be liable to Buyer for indemnification under Section 10.2(a) (or Section 10.2(d) for costs in respect of indemnification under Section 10.2(a)) (i) until the aggregate amount of losses claimed exceed 0.5% of Base Purchase Price, or (ii) in an aggregate amount exceeding 10% of Base Purchase Price; provided, that the foregoing limitations shall not apply to the Fundamental Representations (as defined below). Sellers and Seller Guarantor shall not be liable to Buyer for indemnification under Section 10.2 or otherwise in connection with the transactions contemplated hereby in an aggregate amount in excess of the Purchase Price, except in the case of fraud.

(b) For the purposes of determining whether there has been a breach of any representation, warranty, covenant or agreement in this Agreement, and for computing the dollar amount of any claim for indemnification resulting therefrom, all materiality and similar qualifications shall be disregarded.

10.5. Cooperation. In the event a party hereto (the “Indemnifying Party”) is indemnifying another party hereto (the “Indemnified Party”), the Indemnified Party agrees to provide the Indemnifying Party such cooperation, information or assistance as the Indemnifying Party may reasonably request.

10.6. Defense of Claims; Settlement. The Indemnifying Party shall have the right to assume defense of and to settle any claim asserted by a third party against the Indemnified Party with counsel reasonably acceptable to the Indemnified Party so long as the Indemnifying Party is diligently defending such claim; provided, that the Indemnified Party shall, at its expense, participate in such proceeding unless there is an actual or potential material conflict of interest (which is not waived by the parties) of the counsel for the Indemnifying Party representing both the Indemnifying Party and the Indemnified Party in which event the Indemnifying Party shall also pay the reasonable legal expenses of the Indemnified Party. The Indemnifying Party shall not settle any claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed), unless such settlement requires no admission of liability on the part of the Indemnified Party and no assumption of any obligation or monetary payment for which the Indemnified Party has not been fully indemnified.

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10.7. Exclusive Remedy. The parties acknowledge and agree that, from and after the applicable Closing, their sole and exclusive remedy with respect to any and all claims (other than claims of either party arising from fraud with respect to express representations and warranties in this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein shall be pursuant to the indemnification provisions set forth in this Section 10. Nothing in this Section 10.7 shall limit any person’s right to seek and obtain any equitable relief to which any person shall be entitled or to seek any remedy on account of fraud.

10.8. Treatment of Indemnity Payments. Any payments made to an Indemnified Party pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price.

11. Termination.

11.1. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Sellers and Buyer;

(b) by Buyer by written notice to Sellers if:

(i) Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant, or agreement made by Sellers or Seller Guarantor pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.1 and such breach, inaccuracy or failure cannot be cured by Sellers or Seller Guarantor within ten (10) days after written notice from Buyer;

(ii) any of the conditions set forth in Section 7.1 shall not have been satisfied on or before March 31, 2025 (the “Outside Date”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the applicable Closing; provided, however, that in the event the conditions set forth in Section 7.1 have not been satisfied or waived by Buyer by such date, then Buyer shall have the right to extend the applicable Closing Date for such additional time as is necessary to satisfy such conditions, but in no event longer than thirty (30) days, such right being exercisable by written notice to Sellers; provided, further, Buyer may extend a Closing for such time as is necessary to obtain any governmental approvals or licenses to operate the Business at a facility that is the subject of a Closing; or

(iii) Buyer terminates this Agreement prior to the expiration of the Inspection period in accordance with Section 6.4.

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(c) by Sellers by written notice to Buyer if:

(i) Sellers or Seller Guarantor are not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant, or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.2 and such breach, inaccuracy or failure cannot be cured by Buyer within ten (10) days after written notice from Sellers; or

(ii) any of the conditions set forth in Section 7.2 shall not have been satisfied on or before the Outside Date, unless such failure shall be due to the failure of Sellers to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by them prior to the applicable Closing.

(d) by Buyer or Sellers in the event that:

(i) the REPA shall have terminated in accordance with its terms;

(ii) there shall be any statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement, or rule of law of any governmental authority that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(iii) any governmental authority shall have issued an order, writ, judgment, injunction, decree, stipulation, or determination restraining or enjoining the transactions contemplated by this Agreement, and it shall have become final and non-appealable.

In the event of the termination of this Agreement in accordance with this Section 11, this Agreement shall forthwith become void; provided, that termination of this Agreement shall not relieve any party hereto from liability for any breach of any provision hereof and the obligations set forth in Section 8.3(b) and Section 12 shall survive termination.

12. Miscellaneous Provisions.

12.1. Survival and Further Assurances. All representations and warranties, and indemnities made herein shall, except as otherwise set forth herein, survive the Closing for a period of twelve (12) months, except the representations and warranties in Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.12 and Section 4.17 (collectively, the “Fundamental Representations”) and the covenants in Section 8, which shall survive for the full period of the applicable statute of limitations plus 60 days. Each party shall, from time to time, at the request of the other party and without further consideration, execute and deliver such instruments of transfer, conveyance, and assignment in addition to those delivered pursuant to and in accordance with this Agreement, and take such other action as the requesting party may reasonably request to affect the transactions contemplated by this Agreement.

12.2. Expenses. Sellers and Buyer shall pay all of their own expenses (including legal and accounting) incurred in connection with the transactions contemplated hereby, whether or not the same are consummated. The parties each acknowledge to the other that they are not aware of any brokers or finders’ fees, except for fees of Miller Buckfire, the investment banker who represents Sellers, due in connection with this transaction and if any such fees are due, they shall be paid by the party who committed to the payment thereof.

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12.3. Waiver of Breach. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

12.4. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. This Agreement may be executed in telecopy (faxed) copies and electronic (e-mail) copies and facsimile, and electronic signatures shall be binding upon the parties.

12.5. Notices. Any notice required or permitted to be given hereunder by one party to the other shall be in writing and the same shall be given and shall be deemed to have been served and given when (i) delivered in person to the address set forth hereinbelow for the party to whom the notice is given; (ii) placed in the United States mail, certified and return receipt requested, addressed to such party at the address hereinafter specified; (iii) deposited into the custody of a reputable overnight carrier for next day delivery, addressed to such party at the address hereinafter specified; (iv) telecopied by facsimile transmission to such party at the telecopy number listed below, provided, that such transmission is electronically confirmed on the date of such transmission; or (v) by email at the email address set forth hereinbelow for the party to whom notice is given, and such notice shall be deemed given and served upon transmission so long as such notice is also given on the same day via a method provided for in (i) through (iv) above. In all cases notices shall be addressed to the parties at their respective addresses as follows:

a.	Buyer:

Camping World RV Sales, LLC

2 Marriott Drive,

Lincolnshire, IL 60069

Attn: Lisa Cox, VP – Associate General Counsel, Real Estate & Acquisitions

Email: lisa.cox@campingworld.com

With a copy to:

Davis Wright Tremaine LLP

920 5th Avenue, Suite 3300

Seattle, WA 98104-1610

Attn: Matthew LeMaster; Melanie Broome

Email: matthewlemaster@dwt.com; melaniebroome@dwt.com

b.	Sellers:

c/o Lazydays Holdings, Inc.

4042 Park Oaks Blvd., Suite 350

Tampa, FL 33610

Attn: Ronald K. Fleming; Amber Dillard

Email: rkfleming@lazydays.com; ADillard@Lazydays.com

With copy to:

Stoel Rives LLP

760 SW Ninth Ave., Suite 3000Portland, OR 97205

Attn: Will Goodling; Steve Hull

Email: will.goodling@stoel.com; steven.hull@stoel.com

Any party may change its address by delivering a written change of address to all of the other parties in the manner set forth in this Section 12.5.

12.6. Entire Agreement. This Agreement and the REPA constitute the entire understanding of the parties hereto and supersede all prior understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement and the REPA. No amendment, modification, or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement and duly executed by all parties.

12.7. Severability of Provisions. If any term or provision of this Agreement is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

12.8. Headings. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.

12.9. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

12.10. Sole Remedy. In the event Buyer breaches or terminates this Agreement prior to the final Closing (unless such termination is a result of Sellers’ conduct), Sellers’ sole and exclusive remedy is to not proceed with the Common Stock Issuance at the final Closing.

12.11. Dispute Resolution; Waiver of Jury Trial. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal and state courts located in the State of Delaware (as applicable, the “Chosen Court”), for any actions arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action relating thereto except in such courts). Each party hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained for agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.

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EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY ACTION (INCLUDING IN ANY COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE) BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES THAT IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 12.12.11.

12.12. Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and all other costs and expenses of litigation arising at the trial and all appellate levels from the other party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.

12.13. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors, and assigns. Neither Sellers nor Seller Guarantor shall have the right to assign this Agreement without the prior written consent of Buyer. Buyer shall have the right to assign this Agreement or any of its rights and interests hereunder to a wholly-owned subsidiary of Buyer or affiliate of Buyer without the express written consent of Sellers or Seller Guarantor, provided, however, that Buyer shall not be released from its obligations hereunder in the case of an assignment to a nominee or designee. Each party hereto may seek specific performance as a remedy for a breach by any other party of this Agreement.

12.14. Reserved.

12.15. Joint and Several Liability. The obligations imposed under this Agreement shall be joint and several amongst Seller Guarantor and Sellers and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding upon all of them with respect to the obligations, liabilities, responsibilities, representations, warranties, and other actions made by, required from or on behalf of any Seller Guarantor or Seller under this Agreement.

12.16. Time for Performance. In the event the last date for performance of any obligation or for giving any notice hereunder falls on a Saturday, Sunday, or legal holiday of the state wherein the Assumed Facilities are located, then the time of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday in such state.

12.17. Attorney Representation. Each party acknowledges and agrees that they have had the opportunity to be represented by legal counsel in the preparation and negotiation of this Agreement and in this transaction. The usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement.

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EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A: Assumed Facilities

Exhibit B: Illustrative Funds Flow Memorandum

Exhibit C-1: Representations and Warranties of Seller Guarantor

Exhibit C-2: Representations and Warranties of CW Investor

Exhibit C-3: Covenants and Agreements

SCHEDULES

Schedule 1.2: Assumed Agreements

Schedule 1.3: Excluded Assets

Schedule 1.4: Assumed Liabilities

Schedule 3.1: Sample Purchase Price Calculation and Calculation Methodologies

Schedule 4.2: Noncontravention

Schedule 4.3: Consents and Approvals Required

Schedule 4.4: Title and Sufficiency of Assets

Schedule 4.5: No Violations

Schedule 4.6(a): Owned Real Property

Schedule 4.6(b): Leased Real Property

Schedule 4.7: Indebtedness and Liens

Schedule 4.8: Financial Information

Schedule 4.9: Compliance with Laws

Schedule 4.10: Litigation

Schedule 4.11: Employment Matters

Schedule 4.13: Insurance

Schedule 4.14: Conduct of Business

Schedule 4.15: Transactions with Related Parties

Schedule 4.16: Brokers and Finders

Schedule 4.18: Material Agreements

Schedule 4.20: Employee Benefits

Schedule 6.6: Existing Construction Liens

Schedule 7.1(h): Assigned Agreements

1

IN WITNESS WHEREOF, the parties have executed this Agreement, each as of the date first above written.

BUYERS:

Foley RV Centers, LLC,
a Minnesota limited liability company

By:	/s/ Lindsey J. Christen
Name:	Lindsey J. Christen
Title:	Chief Administrative and Legal Officer

Camping World RV Sales, LLC,
a Minnesota limited liability company

By:	/s/ Lindsey J. Christen
Name:	Lindsey J. Christen
Title:	Chief Administrative and Legal Officer

Olinger RV Centers, LLC,
a Minnesota limited liability company

By:	/s/ Lindsey J. Christen
Name:	Lindsey J. Christen
Title:	Chief Administrative and Legal Officer

Arizona RV Centers, LLC,
a Minnesota limited liability company

By:	/s/ Lindsey J. Christen
Name:	Lindsey J. Christen
Title:	Chief Administrative and Legal Officer

Shipp’s RV Centers, LLC,
a Minnesota limited liability company

By:	/s/ Lindsey J. Christen
Name:	Lindsey J. Christen
Title:	Chief Administrative and Legal Officer

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement, each as of the date first above written.

CW INVESTOR:

CWGS Ventures, LLC,
a Delaware limited liability company

By:	/s/ Lindsey J. Christen
Name:	Lindsey J. Christen
Title:	Chief Administrative and Legal Officer

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement, each as of the date first above written.

SELLER GUARANTOR:		SELLERS:

Lazydays Holdings, Inc.		Lazydays RV of Surprise, LLC
a Delaware corporation		a Delaware limited liability company

By:	/s/ Ronald K. Fleming	By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming	Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer	Title:	Interim Chief Executive Officer

Lazydays RV of Wisconsin, LLC
a Delaware limited liability company

		By:	/s/ Ronald K. Fleming
		Name:	Ronald K. Fleming
		Title:	Interim Chief Executive Officer

LDRV of Nashville, LLC
a Delaware limited liability company

		By:	/s/ Ronald K. Fleming
		Name:	Ronald K. Fleming
		Title:	Interim Chief Executive Officer

Lazydays RV of Elkhart, LLC
a Delaware limited liability company

		By:	/s/ Ronald K. Fleming
		Name:	Ronald K. Fleming
		Title:	Interim Chief Executive Officer

Lazydays RV of Iowa, LLC
a Delaware limited liability company

		By:	/s/ Ronald K. Fleming
		Name:	Ronald K. Fleming
		Title:	Interim Chief Executive Officer

Lazydays RV of Oregon, LLC
a Delaware limited liability company

		By:	/s/ Ronald K. Fleming
		Name:	Ronald K. Fleming
		Title:	Interim Chief Executive Officer

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

EXHIBIT A

ASSUMED FACILITIES

Location	Base Purchase Price for Dealership Assets	Purchase Price for Owned Real Property
1301 E. Sanford School Road, Elkhart, IN 46514	$1,000,000	$13,000,000

12630 North Autoshow Avenue, Surprise, AZ 85388	$1,000,000	$18,000,000

1005 Beasie Road, Murfreesboro, TN 37128	$1,000,000	$17,500,000

390 South Sylvania Avenue, Sturtevant, WI 53177	$1,000,000	N/A - Leased

2140 South 35th Street, Council Bluffs, IA 51501	$1,000,000	N/A - Leased

16803 SE McLoughlin Blvd., Portland, OR 97267	$1,000,000	N/A - Leased

1986 Atlantic Avenue, Woodland, WA 98674	$1,000,000	N/A - Leased
Total	$55,500,000

Adjustments: For each dealership with owned real property, (a) the Sellers and Buyer may, prior to Closing, agree to reallocate the total purchase price for that dealership between the Base Purchase Price for Dealership Assets and the Purchase Price for Owned Real Property, and (b) once a final Purchase Price Allocation with respect to a dealership is made pursuant to Section 3.3. of this Asset Purchase Agreement and Section 3 of the Real Estate Purchase Agreement, the Base Purchase Price for Dealership Assets and the Purchase Price for Owned Real Property for such dealership shall be adjusted consistent with such determination. For the avoidance of doubt, the total purchase price for each dealership shall not be changed by any such reallocation.

EXHIBIT B

ILLUSTRATIVE FUNDS FLOW MEMORANDUM

[OMITTED.]

EXHIBIT C-1

REPRESENTATIONS AND WARRANTIES OF SELLER GUARANTOR

(Common Stock Issuance)

Subject to and except as set forth in (i) the SEC Documents (as defined below) or (ii) the confidential disclosure letter of the Seller Guarantor delivered to CW Investor immediately prior to the execution of this Agreement (the “Seller Guarantor Disclosure Letter”), the Seller Guarantor hereby represents and warrants to CW Investor as of the date hereof as follows. For purposes of these representations and warranties (other than those in Sections 1.2, 1.3, 1.5 and 1.6 of this Exhibit), the term “Seller Guarantor” shall include any subsidiaries of the Seller Guarantor, unless otherwise noted herein. Each capitalized term defined in any of Exhibits C-1 through C-3 shall have the same definition in each other such Exhibit. In the event that a capitalized term defined in Exhibits C-1 through C-3 is also defined in the body of this Agreement, the definition in the Exhibit shall control. For the avoidance of doubt, and subject to the foregoing, each capitalized term used but not otherwise defined in this Exhibit has the meaning given to it in the body of this Agreement.

1.1 Organization, Good Standing and Power. The Seller Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Seller Guarantor with the United States Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Seller Guarantor’s 2023 fiscal year through the date hereof, including, without limitation, the Seller Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024. The Seller Guarantor is qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, properties, assets, liabilities, operations, financial condition or results of operations of the Seller Guarantor (including all its subsidiaries, taken as a whole), or the ability of the Seller Guarantor to perform its obligations under Section 6.10 of this Agreement (a “Material Adverse Effect”); provided, for the avoidance of doubt, that the following shall not constitute a Material Adverse Effect for purposes of this Agreement: (i) any event, occurrence, development, circumstance or change affecting the Seller Guarantor’s industry as a whole or (without limiting the foregoing) arising directly or indirectly from general economic conditions; capital market conditions; changes in law, regulation or accounting requirements; changes in monetary or other governmental policy; or natural disasters, embargoes, explosions, riots, pandemics, wars, acts of terrorism or other force majeure events and any governmental responses thereto, except to the extent any of the foregoing disproportionately affects (individually or together with other events, occurrences, developments, circumstances or changes) the Seller Guarantor as compared to other similarly situated persons operating in the same industry in which the Seller Guarantor operates, in which case it shall not be excluded from the determination of a Material Adverse Effect; (ii) any event, occurrence, development, circumstance or change arising directly or indirectly from the execution and/or announcement of the transactions contemplated by this Agreement or (iii) the failure by the Seller Guarantor to meet internal or public projections, forecasts, estimates or predictions of revenue, earnings, cash flow or cash position (provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred if not otherwise expressly excluded hereunder).

1.2 Authorization; Enforcement. The Seller Guarantor has the requisite corporate power and authority to enter into and perform its obligations under Section 6.10 and Exhibits C-1 through C-3 of this Agreement and under the registration rights agreement in the form attached as Exhibit C-4 to this Agreement (collectively, the “Transaction Agreements”) and to issue and sell the Shares. The execution, delivery and performance of the Transaction Agreements by the Seller Guarantor and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Seller Guarantor, its board of directors (the “Board”) or stockholders is required. When executed and delivered by the Seller Guarantor, each of the Transaction Agreements shall constitute a valid and binding obligation of the Seller Guarantor enforceable against the Seller Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Board, at a meeting duly called and held or by written consent in lieu of such a meeting in accordance with the DGCL, adopted resolutions approving the transactions contemplated by the Transaction Agreements, including the issuance of the Shares.

1.3 Issuance of Shares. The issuance of the Shares has been duly authorized by all necessary corporate action, and, when paid for and issued in accordance with the terms hereof, the Shares will be validly issued, fully paid and nonassessable. In addition, the Shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Seller Guarantor and rights of refusal or preemptive rights of any kind imposed by the Seller Guarantor (other than as provided in the Transaction Agreements or restrictions on transfer under applicable securities laws) and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock.

1.4 No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Agreements by the Seller Guarantor and the consummation by the Seller Guarantor of the transactions contemplated thereby do not and will not (i) violate any provision of the Seller Guarantor’s certificate of incorporation or bylaws as currently in effect, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract required to be disclosed by the Seller Guarantor under paragraph 601(b)(10) of Item 601 of Regulation S-K in applicable Securities Act and Exchange Act forms (“Material Contract”), or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Seller Guarantor or by which any property or asset of the Seller Guarantor is bound or affected. The Seller Guarantor is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Agreements or issue and sell the Shares to be issued by the Seller Guarantor in accordance with the terms hereof, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained, pursuant to (A) the rules and regulations of the Nasdaq Stock Market (“Nasdaq”), including a Nasdaq Listing of Additional Shares notification form, and (B) applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and regulations, in each case, which the Seller Guarantor undertakes to file or obtain within the applicable time periods and the filings required to be made pursuant to the Transaction Agreements (provided it is understood that this sentence speaks only as to the issuance of the Shares and does not speak as to the Rights Offering).

1.5 Capitalization. The issued and outstanding shares of capital stock of the Seller Guarantor have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Seller Guarantor has an authorized, issued and outstanding capitalization as set forth in the Seller Guarantor’s most recent annual report on Form 10-K or subsequent quarterly reports on Form 10-Q and current reports on Form 8-K (other than the grant of additional awards under the Seller Guarantor’s equity incentive plans or changes in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible or exchangeable into, shares of Common Stock, in each case outstanding as of the date set forth in the Seller Guarantor’s most recent annual report on Form 10-K or quarterly report on Form 10-Q). Except as disclosed in the Seller Guarantor’s most recent annual report on Form 10-K or subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, the Seller Guarantor does not have any outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities (other than the grant of additional awards under the Seller Guarantor’s equity incentive plans).

1.6 SEC Documents, Financial Statements, Subsidiaries. The Seller Guarantor represents and warrants that as of the date hereof, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Since January 1, 2023, the Seller Guarantor has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents of the Seller Guarantor conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. Except as disclosed in the SEC Documents, at the times of their respective filings, such reports, schedules, forms, statements and other documents of the Seller Guarantor did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Seller Guarantor included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Seller Guarantor as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Seller Guarantor has no subsidiaries except as disclosed in the SEC Documents. The Seller Guarantor or one of its subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Seller Guarantor or such subsidiary.

1.7 No Liabilities. Except for as disclosed in writing to CW Investor, the Seller Guarantor has no liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on the most recent balance sheet of the Seller Guarantor included in the SEC Documents, (ii) incurred in the ordinary course of business since the date of the most recent balance sheet of the Seller Guarantor included in the SEC Documents, (iii) incurred in connection with this Agreement, (iv) incurred pursuant to contracts binding on the Seller Guarantor (other than those resulting from a breach thereof), or (v) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement.

1.8 Accountants. The Seller Guarantor represents and warrants that RSM US LLP, whose report on the financial statements of the Seller Guarantor is filed with the Commission in the Seller Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2023, was, at the time such report was issued, an independent registered public accounting firm as required by the Securities Act. Except as described in the SEC Documents and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Seller Guarantor’s knowledge, RSM US LLP has not engaged in any non-audit services prohibited by subsection (g) of Section 10A of the Exchange Act on behalf of the Seller Guarantor.

1.9 Internal Controls. The Seller Guarantor has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that, in all material respects: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in SEC Documents and the Seller Guarantor Disclosure Letter, the Seller Guarantor’s internal control over financial reporting is effective and the Seller Guarantor is not currently aware of any material weaknesses in its internal control over financial reporting.

1.10 Disclosure Controls. The Seller Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Seller Guarantor; such disclosure controls and procedures have been designed to ensure that material information relating to the Seller Guarantor is made known to the Seller Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Seller Guarantor has conducted evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors with respect to the Seller Guarantor that could significantly affect the Seller Guarantor’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Seller Guarantor is in compliance in all material respects with all provisions currently in effect and applicable to the Seller Guarantor of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

1.11 Taxes. The Seller Guarantor has (i) paid all material federal, state, local and foreign taxes required to be paid through the date hereof, except (x) any such taxes being contested in good faith and for which adequate reserves have been established in accordance with applicable accounting requirements or (y) if a failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect, and (ii) filed all material tax returns required to be filed through the date hereof, in each case except for (x) those returns for which a request for extension has been filed or (y) any failure to file that would not reasonably be expected to have a Material Adverse Effect; and there is no tax deficiency that has been asserted against the Seller Guarantor, except where such deficiencies, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

1.12 Employee Benefits. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Seller Guarantor or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Seller Guarantor nor any member of its Controlled Group have ever maintained or contributed to or participated in a Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

1.13 Environmental Laws. (i) The Seller Guarantor and its subsidiaries (A) are, and at all times for the two years preceding the date of this Agreement have been, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, decrees, orders and other legally enforceable requirements relating to Hazardous Substances, the environment, natural resources or the protection of human or worker health or safety (collectively, “Environmental Laws”), (B) have obtained and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws for the conduct of their respective businesses as currently conducted, (C) have not received notice of any actual or potential liability (including such liability of a third party that would reasonably be expected to materially and adversely affect the Seller Guarantor or any of its subsidiaries) under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Seller Guarantor or its subsidiaries, except, in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost, obligation or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no storage, generation, transportation, use, handling, treatment, release or threat of release of Hazardous Substances by, due to or caused by the Seller Guarantor or any of its subsidiaries (or, to the Seller Guarantor’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Seller Guarantor or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Seller Guarantor or any of its subsidiaries, or at, on, under or from any other property, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

1.14 Anti-Corruption Laws. In the last five years, none of the Seller Guarantor or any of its subsidiaries, or any director, officer, or employee thereof, or, to the Seller Guarantor’s knowledge, any agent, or representative of the Seller Guarantor or of any of its subsidiaries, has, while acting on behalf of the Seller Guarantor or any of its subsidiaries, taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action in violation in any material respect of any applicable anti-corruption laws. In the last five years, the Seller Guarantor and each of its subsidiaries have conducted their respective businesses in compliance in all material respects with applicable anti-corruption laws. Neither the Seller Guarantor nor any of its subsidiaries will use, directly or indirectly, the proceeds of the transactions contemplated by the Transaction Agreements in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption law.

1.15 Money Laundering Laws. The operations of the Seller Guarantor and each of its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Seller Guarantor and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Seller Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Seller Guarantor, threatened.

1.16 Data Privacy. Since January 1, 2023, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Seller Guarantor and its subsidiaries have operated their business in a manner compliant with (a) all applicable privacy, data security and data protection laws and regulations, (b) all legally binding contractual obligations, and (c) all written, externally distributed Seller Guarantor policies, for each (i)(a) through (c), governing the collection, handling, usage, disclosure and storage of personally identifiable data in the Seller Guarantor’s possession or control, as that term (or similar terms) are defined under applicable privacy, data security and data protection laws (“Personal Data”), (ii) the Seller Guarantor has implemented and maintains policies and procedures designed to ensure the integrity, security and confidentiality of Personal Data collected, handled, used, disclosed and/or stored by the Seller Guarantor in connection with the Seller Guarantor’s operation of its business, (iii) the Seller Guarantor requires third parties which process Personal Data on its behalf to maintain measures designed to protect the privacy and security of such Personal Data, as applicable, and (iv) since January 1, 2023, the Seller Guarantor has not, to its knowledge, experienced any actual security incident that has resulted in unauthorized access, acquisition, alteration or modification, loss, theft or other unauthorized processing of any Personal Data.

1.17 No Undisclosed Events or Circumstances. Except as disclosed in the SEC Documents, since December 31, 2023, except for the consummation of the transactions contemplated by this Agreement, the SPAs, or the Exchange Agreements , to the Seller Guarantor’s knowledge, no event or circumstance has occurred or exists with respect to the Seller Guarantor or its businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Seller Guarantor, or which would cause a Material Adverse Effect, but which has not been so publicly announced or disclosed.

1.18 Litigation. Except as disclosed in the SEC Documents or otherwise disclosed to CW Investor, no action, suit, proceeding or investigation is currently pending or, to the knowledge of the Seller Guarantor, has been threatened in writing against the Seller Guarantor that: (i) concerns or questions the validity of the Transaction Agreements; (ii) concerns or questions the right or authority of the Seller Guarantor to enter into the Transaction Agreements and to perform its obligations thereunder; or (iii) is reasonably likely to have a Material Adverse Effect. The Seller Guarantor is neither a party to nor subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Seller Guarantor currently pending or that the Seller Guarantor currently expects to have a Material Adverse Effect.

1.19 Compliance. The Seller Guarantor (i) is not in violation of any provision of the Seller Guarantor’s certificate of incorporation or bylaws as currently in effect, (ii) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Seller Guarantor under), nor has the Seller Guarantor received notice of a claim that it is in default under or that it is in violation of, any Material Contract, (iii) is not in violation of any order of any court, arbitrator or governmental body, or (iv) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case (other than with respect to clause (i) above) for such defaults or violations as would not have a Material Adverse Effect.

1.20 Investment Company Act. The Seller Guarantor is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

1.21 Private Placement. Assuming the accuracy of CW Investor’s representations and warranties set forth in Exhibit C-2, no registration under the Securities Act is required for the offer and sale of the Shares by the Seller Guarantor to the CW Investor. The Shares (i) were not offered by any form of general solicitation or general advertising (as such terms are defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Seller Guarantor or, to the Seller Guarantor’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Seller Guarantor has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Seller Guarantor as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

1.22 No Integrated Offering. Other than the shares sold pursuant to those certain Securities Purchase Agreements executed simultaneously with this Agreement (the “SPAs”) and shares of Common Stock issuable pursuant to those certain Preferred Stock Exchange Agreements executed simultaneously with this Agreement (the “Exchange Agreements”), the Seller Guarantor has not sold, offered for sale or solicited offers to buy or otherwise negotiated, and shall not sell, offer for sale or solicit offers to buy or otherwise negotiate, in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would (i) require the registration under the Securities Act of the sale of the Shares or (ii) be integrated with the offer or sale of the Shares for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

EXHIBIT C-2

REPRESENTATIONS AND WARRANTIES OF CW INVESTOR

(Common Stock Issuance)

Each capitalized term defined in any of Exhibits C-1 through C-3 shall have the same definition in each other such Exhibit. In the event that a capitalized term defined in Exhibits C-1 through C-3 is also defined in the body of this Agreement, the definition in the Exhibit shall control. For the avoidance of doubt, and subject to the foregoing, each capitalized term used but not otherwise defined in this Exhibit has the meaning given to it in the body of this Agreement. CW Investor hereby represents and warrants to Seller Guarantor as follows:

1.1 Authorization and Power. CW Investor has the requisite power and authority to enter into and perform the Transaction Agreements and to purchase the Shares. The execution, delivery and performance of the Transaction Agreements by CW Investor and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action by CW Investor, and no further consent or authorization of CW Investor or its board of directors, stockholders or other governing body is required. When executed and delivered by CW Investor, the Transaction Agreements shall constitute valid and binding obligations of CW Investor, enforceable against CW Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

1.2 No Conflict. The execution, delivery and performance of the Transaction Agreements by CW Investor and the consummation by CW Investor of the transactions contemplated thereby do not and will not (i) violate any provision of CW Investor’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which CW Investor is a party or by which CW Investor’s properties or assets are bound, or (iii) result in a violation in any material respect of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to CW Investor or by which any property or assets of CW Investor are bound or affected.

1.3 Purchaser Sophistication; Accredited Investor. CW Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Seller Guarantor and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act; (c) is acquiring the Shares for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Shares; (d) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (e) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws; (f) understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Seller Guarantor is relying upon the truth and accuracy of, and CW Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of CW Investor set forth herein in order to determine the availability of such exemptions and the eligibility of CW Investor to acquire the Shares; (g) understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of CW Investor’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Seller Guarantor hereunder); and (h) understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

1.4 Private Placement. CW Investor acknowledges and agrees that the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. CW Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by CW Investor absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 promulgated thereunder.

1.5 Ownership of Capital Stock. Except as previously disclosed in the SEC Documents or to the Seller Guarantor in writing or by email, CW Investor and its affiliates beneficially own no shares of capital stock of the Seller Guarantor as of the date hereof.

1.6 Stock Legends. CW Investor acknowledges that certificates or book-entry credits evidencing the Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

1.7 No Legal, Tax or Investment Advice. CW Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Seller Guarantor to CW Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. CW Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

1.8 No General Solicitation; Pre-Existing Relationship. CW Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (as defined in Regulation D under the Securities Act) and the Shares were offered to CW Investor solely by direct contact between CW Investor and the Seller Guarantor (or an authorized representative of the Seller Guarantor). CW Investor did not become aware of this offering of Shares, nor were the Shares offered to CW Investor, by any other means.

1.9 Purchase Entirely for Own Account. The Shares will be acquired for CW Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and CW Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act (without prejudice, however, to CW Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws). Nothing contained herein shall be deemed a representation or warranty by CW Investor to hold the Shares for any period of time.

1.10 Experience of CW Investor. CW Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. CW Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

1.11 Disclosure of Information. CW Investor has had an opportunity to receive all information related to the Seller Guarantor requested by it and to ask questions of and receive answers from the Seller Guarantor regarding the Seller Guarantor, its business and the terms and conditions of the offering of the Shares. CW Investor acknowledges receipt of copies of the SEC Documents (or access thereto via EDGAR). Neither such inquiries nor any other due diligence investigation conducted by such CW Investor shall modify, limit or otherwise affect CW Investor’s right to rely on the Seller Guarantor’s representations and warranties contained in this Agreement.

1.12 No Rule 506 Disqualifying Activities. Neither CW Investor nor any person or entity with whom CW Investor will share beneficial ownership of the Shares is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)-(viii) under the Securities Act.

1.13 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Agreements, any valid right, interest or claim against or upon the Seller Guarantor or CW Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of CW Investor.

1.14 Disclaimer of Other Representations and Warranties. Except as expressly set forth in Exhibit C-1 (as qualified by the SEC Documents), in the Seller Guarantor Disclosure Letter or in any other Transaction Document, CW Investor acknowledges that neither the Seller Guarantor nor any other Person has made or is making any representation or warranty of any kind, express or implied, at law or in equity, including with respect to it or any of its subsidiaries or any of their respective businesses, assets, liabilities, condition (financial or otherwise), prospects or operations, or otherwise, and any such other representations and warranties are hereby expressly disclaimed by the Seller Guarantor, and CW Investor hereby expressly disclaims reliance thereon. Without limiting the foregoing, CW Investor has received and may continue to receive from the Seller Guarantor certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Seller Guarantor, its subsidiaries and their respective businesses and operations, and CW Investor is making its own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plan information, and CW Investor has not relied upon and will not have any claim against the Seller Guarantor or any of its subsidiaries, or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, or any other person, with respect thereto.

EXHIBIT C-3

COVENANTS AND AGREEMENTS

(Common Stock Issuance)

Each capitalized term defined in any of Exhibits C-1 through C-3 shall have the same definition in each other such Exhibit. In the event that a capitalized term defined in Exhibits C-1 through C-3 is also defined in the body of this Agreement, the definition in the Exhibit shall control. For the avoidance of doubt, and subject to the foregoing, each capitalized term used but not otherwise defined in this Exhibit has the meaning given to it in the body of this Agreement.

1.1 Further Transfers. CW Investor covenants that the Shares will only be sold, offered for sale, pledged, loaned, or otherwise disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, the Seller Guarantor may require CW Investor to provide to the Seller Guarantor an opinion of counsel selected by CW Investor, the form and substance of which opinion shall be reasonably satisfactory to the Seller Guarantor, to the effect that such transfer does not require registration under the Securities Act.

1.2 Indemnification.

(a) To the full extent permitted by applicable law and applicable Delaware public policy, the Seller Guarantor agrees to indemnify and hold harmless CW Investor, and their respective directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls CW Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “CW Investor Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses (including attorneys’ fees) incurred in investigating, preparing or defending against any litigation commenced or threatened by a person (other than a CW Investor Indemnitee)) based upon or arising out of (x) the inaccuracy or the Seller Guarantor’s breach of any representation, warranty or covenant contained in the Transaction Agreements or (y) the transactions contemplated by the Transaction Agreements; provided, however, that the Seller Guarantor will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon (i) the inaccuracy of any representations made by such indemnified party in the Transaction Agreements, (ii) the failure of such indemnified party to comply with the covenants and agreements contained herein or (iii) the gross negligence, illegal acts, fraud or willful misconduct of any CW Investor Indemnitee.

(b) Promptly after receipt by an indemnified party under this Section 1.2 of notice of the commencement of any indemnifiable action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 1.2, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 1.2 except to the extent the indemnified party is actually prejudiced by such omission. In case any such indemnifiable action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such indemnifiable action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such indemnifiable action on behalf of such indemnified party or parties, and the indemnifying party shall be responsible for payment of reasonable legal expenses (including reasonable attorneys’ fees) incurred by the indemnified party in connection with such separate counsel. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such indemnifiable action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.2 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses (including reasonable attorneys’ fees) of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the indemnifiable action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened indemnifiable action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such indemnifiable action) unless such settlement, compromise or consent requires only the payment of money damages, does not subject the indemnified party to any continuing obligation or require any admission of criminal or civil responsibility, and includes an unconditional release of each indemnified party from all liability arising out of such indemnifiable action, or (ii) be liable for any settlement of any such indemnifiable action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such indemnifiable action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(c) CW Investor acknowledges on behalf of itself and each CW Investor Indemnitee that, other than for actions seeking specific performance of the obligations under the Transaction Agreements or in the case of intentional fraud with respect to the making of the representations and warranties by the Seller Guarantor in Exhibit C-1, the sole and exclusive remedy of CW Investor and such CW Investor Indemnitee with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Section 1.2.

1.3 Rights Offering.

(a) Promptly after Closing, the Seller Guarantor shall file with the Commission a registration statement on Form S-1 (as amended from time to time, the “S-1”) related to a $25,000,000 rights offering in which the holders of the Common Stock, including the Common Stock underlying the Seller Guarantor’s warrants and Series A Preferred Stock (in each case, other than the Excluded Camping World Parties; Blackwell Partners LLC – Series A, Coliseum Capital Partners L.P., and Coliseum Capital Management, LLC, and their respective affiliates; and Alta Fundamental Advisers LLC and its affiliates), will receive non-transferable rights to purchase additional shares of Common Stock at the same price per share as the Shares (the “Rights Offering”). The Seller Guarantor shall use its commercially reasonable efforts to resolve all Commission comments with respect to the S-1 as promptly as reasonably practicable after receipt thereof and to have the S-1 cleared by the staff of the Commission as promptly as reasonably practicable after such filing. The Seller Guarantor shall make any necessary filings with respect to effectuating the Rights Offering under the Exchange Act and the rules and regulations thereunder.

(b) CW Investor, on behalf of itself and all its respective affiliates (collectively the “Excluded Camping World Parties”), hereby irrevocably acknowledges and agrees that each of the Excluded Camping World Parties has no right or entitlement to, and hereby waives any right any of the Excluded Camping World Parties may have as a holder of securities of the Seller Guarantor or otherwise to, receive any right in the Rights Offering or purchase shares of Common Stock in the Rights Offering. To the extent any of the Excluded Camping World Parties who is not a party to this Agreement directly or indirectly owns, holds or controls any securities of the Seller Guarantor as of the record date for the Rights Offering CW Investor will cause each of such Excluded Camping World Parties to confirm such an acknowledgment, agreement and waiver in a signed agreement with the Seller Guarantor. The acknowledgement, agreement and waiver in the first sentence of this Section 1.3(b), together with any additional acknowledgment, agreement and waiver contemplated by the prior sentence, are referred to herein collectively as the “Camping World Rights Offering Acknowledgment.”

(c) The Seller Guarantor shall obtain the consent of CW Investor before upsizing the Rights Offering above $25,000,000.

1.4 Use of Proceeds. The Seller Guarantor will use the proceeds from the sale of the Shares for working capital and general corporate purposes, including repayment of indebtedness.

1.5 Listing. Until such time as the Shares are no longer held by CW Investor, the Seller Guarantor shall use commercially reasonable efforts to avoid the delisting or suspension of the Common Stock on Nasdaq.

1.6 Reporting Status. Until the date on which CW Investor shall have sold all of the Shares, the Seller Guarantor shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the Exchange Act, and the Seller Guarantor shall not terminate its status as an issuer required to file reports under the Exchange Act.

EXHIBIT C-4

FORM OF REGISTRATION RIGHTS AGREEMENT

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